Exhibit 99.1

Sidera and ContinuityX Solutions Collaborate to Deliver
Disaster Recovery, Cloud, and Managed Services

ContinuityX Utilizes Sidera's High-Performance Network to Interconnect New York, New Jersey, Chicago, Philadelphia, and Toronto to Deliver Disaster Recovery Solutions

Press Release: Sidera Networks — Tue, Dec 11, 2012 7:58 AM EST

NEW YORK, NY--(Marketwire - Dec 11, 2012) - Sidera Networks, the premier supplier of fiber optic-based network solutions, and ContinuityX Solutions, Inc. ( OTCBB CUSX ), a premier provider of managed networking, data center, applications, cloud and disaster recovery services, announce today that Sidera is providing high-performance network connectivity between ContinuityX data center locations in New York, New Jersey, Chicago, Philadelphia, and Toronto.

"ContinuityX connects businesses around the globe by delivering simplified, integrated, flexible and reliable managed networking, data center, applications and cloud-based services -- all of which require best-in-class network access, diversity, and performance," said Clint Heiden, President, Sidera Networks. "The cloud doesn't work without the underlying network, and Sidera is proud to be the network provider of choice for data center operators and cloud solutions providers."

David Godwin, CEO of ContinuityX, commented, "As witnessed by the effects of recent Super Storm Sandy in the Northeast, having a resilient, truly diversified approach to storage and disaster recovery is critical to keeping businesses operating. During Super Storm Sandy, ContinuityX and our customers maintained 100% uptime due to the diversity and performance of our network, cloud and data center architecture. Our customers benefit not just from the solutions, services and consulting we provide, but also from the combination of quality partners like Sidera that deliver first-class solutions to ensure the continuity of their business."

Sidera Networks is the leading provider of tailored, high-capacity communications services to large enterprise, carrier and data center customers. Sidera Networks offers a comprehensive suite of facilities-based services, including Ethernet, wavelength, dark fiber, and Internet access. For more information about Sidera, visit www.sidera.net. To learn more about ContinuityX, visit www.continuityx.com.

About ContinuityX Solutions, Inc.

ContinuityX Solutions, Inc. ( OTCBB : CUSX ) provides managed networking, data center, applications, cloud and business continuity services to medium and large scale enterprise businesses worldwide. The company's unique consultative approach combined with deep technological expertise and a presence in more than 3o major metropolitan data centers in the U.S. and abroad, provides clients with reliable solutions faster, more efficiently and more cost effectively than otherwise possible. Clients and global communication providers alike have recognized ContinuityX as their partner of choice. For more information about ContinuityX, visit www.continuityx.com or call 1-888-488-0169.

About Sidera Networks

Sidera Networks, LLC www.sidera.net, is the premier provider of tailored, high capacity communications services to large enterprise, carrier, and data center customers with a focus on how customers connect to cloud services and access or distribute content. Sidera Networks offers a comprehensive suite of facilities-based services including: Ethernet, SONET, Wavelength, Dark Fiber, Internet Access, Colocation and more. With a fiber optic network leveraging unique rights-of-way that delivers connectivity to the major metropolitan areas from Maine to Virginia and out to Chicago, as well as access to Toronto and London, Sidera is committed to delivering cost-effective, custom solutions coupled with superior industry expertise, service and support. Learn more about Sidera at www.sidera.net or call 877.669.6366.

Forward Looking Statements:

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." ContinuityX' financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Media Contact for Sidera:

Joe Cumello
Vice President of Marketing
+1 703.434.8275
Joe.Cumello@sidera.net

Contact for ContinuityX Solutions, Inc.:

Katherine Godwin
Sr. Vice President
+1 309.550.7223
kgodwin@continuityx.com